UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) September 30, 1997


                                 BACOU USA, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         0-28040                                  05-0470688
 (Commission File Number)             (IRS Employer Identification No.)


10 Thurber Boulevard, Smithfield, RI            02917
(Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code: 401-233-0333



                                      ----

Item 2.         Acquisition or Disposition of Assets.

     On September 30, 1997, Bacou USA, Inc. ("Bacou USA") acquired all of the capital stock of Biosystems, Inc., a Pennsylvania corporation ("Biosystems"), pursuant to the provisions of an Agreement and Plan of Merger ("Merger Agreement") under which a wholly-owned subsidiary of Bacou USA was merged with and into Biosystems, with Biosystems being the surviving corporation, for an initial purchase price equal to five times Biosystems' earnings before interest and taxes (EBIT) for its fiscal year ending September 30, 1997, ("1997 EBIT"), plus a contingent earnout payment described below. At the date of closing the estimated 1997 EBIT of Biosystems was $2,700,000 which would result in a purchase price of approximately $13,500,000. Both the initial purchase price and the earnout, if any, are payable in unregistered shares of common stock of Bacou USA except that the former stockholders of Biosystems have the option to receive up to $12,000,000 of any earnout payment in cash. At the closing, Bacou USA issued 850,000 shares of its common stock as the estimated payment of the initial purchase price (subject to adjustment based on the actual 1997 EBIT of Biosystems). On or about April 15, 2001, Bacou USA will be obligated to make an earnout payment if the EBIT of Biosystems for calendar year 2000 exceeds a specified threshold. The amount of the earnout payment varies depending on the amount by which the EBIT of Biosystems for calendar year 2000 exceeds the threshold.

     The former stockholders of Biosystems received piggyback registration rights and each of the two principal former stockholders of Biosystems received a demand registration right with respect to the Bacou common stock issued and to be issued to them with respect to the initial purchase price and the earnout payment. In addition, at any time during the twenty-four month period following the closing date up to 70% of the shares of common stock of Bacou USA issued as payment of the initial purchase price may be "put" to Bacou USA at the per share price used to determine the number of shares of Bacou common stock payable as the initial purchase price.

     The five former stockholders of Biosystems, Inc. are John F. Burt, Jr., Roberta M. Burt, as Trustee, Edward H. Kaplan, Joseph Burt and Keith Wruck.

     Biosystems operates in one facility, located in Middletown, Connecticut, where it produces gas monitors and equipment for testing self-contained breathing apparatus.

     Item 7. Financial Statements and Exhibits.

     (a)     Financial Statements of Businesses Acquired

             Not applicable.

     (b)     Pro Forma Financial Information

             Not applicable.

     (c)     Exhibits


            Item 601
            Exhibit Table Reference            Exhibit Title

            Exhibit 2(a) Agreement and Plan of Merger dated as of September 30, 1997 by and among Bacou USA, Inc. ("Bacou USA"), ISH Transaction, Inc., Biosystems, Inc. and the shareholders of Biosystems, Inc.

            Exhibit 2(b) Registration Rights Agreement dated September 30, 1997 by and among Bacou USA and each person identified therein.

            Exhibit 2(c)                       Press  Release dated
                                               October 1, 1997.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BACOU USA, INC.
                                     Registrant


                                     By: /s/ Philip B. Barr
                                         ____________________________________
                                         Philip B. Barr
                                         Executive Vice President and
                                         Chief Financial Officer



Dated:  October 14, 1997